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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------

                                   FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an application to determine eligibility of a
                  Trustee pursuant to Section 305(b)(2)____

                                ------------

                         NORWEST BANK COLORADO, N.A.
             (Exact name of trustee as specified in its charter)


               NOT APPLICABLE                         84-0187632
                                                     ----------------
       (Jurisdiction of incorporation or             (I.R.S. Employer
      Organization if not a U.S. national           Identification No.)
      bank)

       1740 BROADWAY
       DENVER, COLORADO                               80274-8593
       (Address of principal executive office)        (Zip Code)


                        NORWEST BANK COLORADO, N.A.
                      ATTN: CORPORATE TRUST DEPARTMENT
                                1740 BROADWAY
                            DENVER, CO 80274-8693
                                303-863-6247
          (Name, address and telephone number of agent for service)

                                ------------

                       CONVERGENT COMMUNICATIONS, INC.
             (Exact name of obligor as specified in its charter)

               COLORADO                               84-1337265
       (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)                Identification No.)

       67 INVERNESS DRIVE WEST
       ENGLEWOOD, CO                                  80112
       (Address of principal executive office)      (Zip Code)

                                ------------

       Convergent Communications, Inc. 13% Senior Notes Due 2008

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ITEM 1.   GENERAL INFORMATION

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                              Address
          ----                                              -------

          Comptroller of the Currency                       Washington, D.C.
          Federal Reserve Bank of Denver                    Denver, Colorado
          Federal Deposit Insurance Corporation             Dallas, Texas
          National Bank Examiners - Western District        Denver, Colorado

          (b)  Whether it is authorized to exercise corporate trust powers.

                     Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the Obligor is an affiliate of the trustee, describe such affiliation.

                     None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          (a) Furnish the following information as to each class of voting securities of the trustee.

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

          COL. A                      COL. B
          ------                      ------
          Title of Class              Amount Outstanding
          --------------              ------------------

                     Not Applicable

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

                     None

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          (b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indentures, including a statement as to how the indenture securities will rank as compared with the securities under such other indentures.

                     Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                     Not applicable.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

   COL. A             COL. B             COL. C                COL. D
-------------     --------------      ------------      --------------------
                                                        PERCENTAGE OF VOTING
                                                        SECURITIES REPRESENTED
                                      AMOUNT OWNED      BY AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS      BENEFICIALLY      IN COL. C
-------------     --------------      ------------      --------------------

                     None

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE UNDERWRITERS OR THEIR OFFICIALS.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

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   COL. A             COL. B             COL. C                COL. D
-------------     --------------      ------------      --------------------
                                                        PERCENTAGE OF VOTING
                                                        SECURITIES REPRESENTED
                                      AMOUNT OWNED      BY AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS      BENEFICIALLY      IN COL. C
-------------     --------------      ------------      --------------------

                     None

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

   COL. A             COL. B                COL. C                COL. D
-------------     --------------      ------------------      --------------
                  WHETHER THE         AMOUNT OWNED            PERCENTAGE OF
                  SECURITIES ARE      BENEFICIALLY OR         CLASS
                  VOTING OR           HELD AS COLLATERAL      REPRESENTED BY
TITLE OF          NONVOTING           SECURITY FOR            AMOUNT GIVEN
CLASS             SECURITIES          OBLIGATIONS TO DEFAULT IN COL. C
-------------     --------------      --------------------------------

                     None

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter, any of which are so owned or held by the trustee:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

   COL. A          COL. B              COL. C                 COL. D
-------------  --------------    ------------------       --------------
                                 AMOUNT OWNED
NAME OF                          BENEFICIALLY OR HELD     PERCENTAGE OF CLASS
ISSUER AND                       AS COLLATERAL SECURITY   SECURITIES REPRESENTED
TITLE OF       AMOUNT            FOR OBLIGATIONS IN       BY AMOUNT GIVEN
CLASS          OUTSTANDING       DEFAULT BY TRUSTEE       IN COL. C
-------------  --------------    ----------------------

                     None

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

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          If the trustee owns beneficially or holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

   Col. A         Col. B            Col. C                 Col. D
--------------  -----------  ----------------------  ----------------------
                             Amount Owned
                             Beneficially or Held    Percentage of Class
Name of Issuer               as Collateral Security  Securities Represented
and Title       Amount       for Obligations in      by Amount Given
of Class        Outstanding  Default by Trustee      in Col. C
--------------  -----------  ----------------------  ----------------------

                    None


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee:

                             As of April 30, 1998
                                   --------------
                                 (within 31 days)

   Col. A         Col. B            Col. C                 Col. D
--------------  -----------  ----------------------  ----------------------
                             Amount Owned
                             Beneficially or Held    Percentage of Class
Name of Issuer               as Collateral Security  Securities Represented
and Title       Amount       for Obligations in      by Amount Given
of Class        Outstanding  Default by Trustee      in Col. C
--------------  -----------  ----------------------  ----------------------

                    None

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

            Col. A             Col. B              Col. C
          ----------         ----------          ----------

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           Nature of Indebtedness   Amount Outstanding      Date Due
          ------------------------  ------------------  -----------------

          Standby Letter of Credit  $ 50,000.00         May 8, 2001
          Standby Letter of Credit  $202,543.80         May 1, 2003
          Standby Letter of Credit  $100,000.00         February 1, 1999
          Standby Letter of Credit  $100,000.00         February 28, 2002


ITEM 13.  DEFAULTS BY THE OBLIGOR.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  None.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                   Not applicable.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                   Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                   Not applicable.

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ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect*

          2. A copy of the authorization of the trustee to exercise corporate trust powers*

          3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto*

          4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority**



*EXHIBITS 1, 2, AND 3 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF NORWEST BANK COLORADO, N.A. FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON AMENDMENT NO. 2 TO FORM S-4 OF ICG HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997 (REGISTRATION NO. 333-24359).

**EXHIBIT 4 IS HEREIN INCORPORATED BY REFERENCE TO EXHIBIT BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF NORWEST BANK COLORADO, N.A. FILED AS
EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM 8-K OF NORDSTROM, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998 (REGISTRATION NO. 333-47035).

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                                   SIGNATURE



     Pursuant to the requirements of the Trustee Indenture Act of 1939 the trustee, Norwest Bank Colorado, N.A., organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado on the 30th day of April, 1998.


                                       NORWEST BANK COLORADO, N.A.


                                       By: /s/ Amy E. Buck
                                           ----------------------
                                           Vice President


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                               CONSENT OF TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issue of Convergent Communications, Inc. 13% Senior Notes Due 2008 we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                       NORWEST BANK COLORADO, N.A.



                                       By: /s/ Amy E. Buck
                                           -----------------------
                                           Vice President


Dated: As of April 30, 1998